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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gymboree Corporation on Form S-8 of our report dated March 24, 2003 (April 24, 2003 as to Note 5), appearing in the Annual Report on Form 10-K of The Gymboree Corporation for the fiscal year ended February 1, 2003 and of our report dated June 13, 2003, appearing in the Annual Report on Form 11-K of The Gymboree 401(K) Plan for the fiscal year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
July 30, 2003